UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 12, 2022

SEACHANGE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, MA 02115

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On July 12, 2022, Robert Pons resigned as Chairman and as a member of the Board of Directors (the “Board”) of SeaChange International, Inc. (the “Company”), effective immediately. Mr. Pons’ departure is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Pons’ above resignation, on July 14, 2022, the Board appointed (i) Peter Aquino, a current member of the Board and the Company’s President and Chief Executive Officer, as Chairman of the Board, in addition to remaining as the Company’s President and Chief Executive Officer, and (ii) Matthew Stecker, a current member of the Board, as Lead Independent Director of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Michael D. Prinn
Michael D. Prinn
Chief Financial Officer, Executive Vice President and Treasurer

Dated: July 15, 2022